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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) February 25, 2003



                          SCORES HOLDING COMPANY, INC.

             (Exact name of registrant as specified in its charter)


             Utah                         0-16665                   87-042635
-------------------------------   -----------------------   -------------------
(State or other jurisdiction      (Commission File Number)   (IRS Employer
of incorporation or organization)                            Identification No.)



                     150 E. 58th Street, New York, NY 10022
               (Address of principal executive offices)(Zip Code)



                                 (212) 421-8480

              (Registrant's Telephone Number, Including Area Code)



                                       N/A

         (Former Name or Former Address, If Changed since Last Report.)



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Item 5. Other Events and Required FD Disclosure.

         On February 25, 2003,  Scores Holding  Company,  Inc.  ("Scores" or the
"Registrant") entered into a Second Modification of Loan and Convertible Debenture Purchase Agreements and Related Transaction Documents (the "Second Modification Agreement") with an accredited private investor (the "Investor"). The loan and debenture agreements and related documents between Scores and the Investor had previously been modified pursuant to a modification agreement (the "First Modification Agreement") dated November 14, 2002. The terms of the First Modification Agreement were described in the Registrant's Report on Form 10-Q for the quarter ended September 30, 2002.

         Under the First Modification Agreement, Scores agreed to prepay an aggregate of $1,830,000 principal amount of convertible debenture and nonconvertible debt held by the Investor by making periodic payments totaling $2,470,000. Scores had paid an aggregate of $970,000 of these periodic payments as of the date of the Second Modification Agreement. Under the terms of the Second Modification Agreement, the principal amount of the convertible debenture becomes $555,000 and the principal amount of the nonconvertible debt becomes $555,000. Both the convertible debenture and nonconvertible debt are due on August 7, 2007. The per share conversion price of the convertible debt is the lesser of (a) $1.15 or sixty-five percent (65%) of the average of the closing bid prices per share of Registrant's common stock during the five (5) trading days immediately preceding August 13, 2002 or (b) fifty percent (50%) of the average of the three (3) lowest closing bid prices per share of the common stock during the forty (40) trading days immediately preceding the date on which the Investor gives a notice of conversion.

         The First Modification Agreement also provided that the Investor agreed to exercise a warrant to acquire 500,000 shares of Registrant's common stock for the aggregate exercise price of $5,000, with the shares to be held in escrow until November 14, 2003. Under the terms of the Second Modification Agreement, these shares were released to the Investor. These shares are restricted shares under the Securities Act of 1933. The Investor has "piggyback" registration rights in the event that Scores files a registration statement with the Securities and Exchange Commission.

         Under the First Modification Agreement, the Investor agreed to place 241,000 unrestricted shares of Registrant's common stock into escrow until their release on June 30, 2003. Scores had the option to purchase these shares at a price equal to seventy percent (70%) of their market price as of the release date. Under the Second Modification Agreement, these shares were released to the Investor and Scores' option was terminated.

         Registrant stated in its Report on Form 10-Q for the quarter ended September 30, 2002 that the adult entertainment nightclub to be operated under the "Scores" name at 533-535 West 28th Street, New York, NY was scheduled to open during the latter part of March 2003. As a result of construction delays, the nightclub is now scheduled to open during the latter part of May 2003.

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Item 7. Financial Statements, Pro forma Financial Information and Exhibits

(c) Exhibits

         10.1 Second Modification of Loan and Convertible Debenture Purchase Agreements and Related Transaction Documents


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SCORES HOLDING COMPANY, INC.



Dated:  March 10, 2003                   By:   /s/ Richard Goldring
                                            -----------------------------------
                                            Richard Goldring
                                            President & Chief Executive Officer

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